Exhibit 99.2

News Release

Marina Biotech Receives Milestone Payment from SMARTICLES Licensee MiNA Therapeutics

BOTHELL, WA (November 17, 2015) – Marina Biotech, Inc. (OTCQB: MRNA), a leading nucleic acid-based drug discovery and development company focused on rare diseases, today reported that it received a milestone payment, in the amount of $200,000, from its licensee, MiNA Therapeutics Limited (MiNA), a privately-held biotechnology company pioneering short activating RNA (saRNA) as therapeutic agents for the treatment of human diseases.

“We are extremely pleased with MiNA’s progress as the forerunner in the development of saRNA-based therapeutics,” stated J. Michael French, President and CEO of Marina Biotech. “Further, I believe the rapid advancement of their technology continues to demonstrate the versatility of SMARTICLES for the safe and effective delivery of nucleic acid compounds. We look forward to the continued progress of the MiNA team and to the treatment options that their novel approach can bring to patients in need.”

About Marina Biotech, Inc.

Marina Biotech is an oligonucleotide therapeutics company with broad drug discovery technologies providing the ability to develop proprietary single and double-stranded nucleic acid therapeutics including siRNAs, microRNA mimics, antagomirs, and antisense compounds, including messengerRNA therapeutics. These technologies were built via a roll-up strategy to discover and develop different types of nucleic acid therapeutics in order to modulate (up or down) a specific protein(s) which is either being produced too much or too little thereby causing a particular disease. We believe that the Marina Biotech technologies have unique strengths as a drug discovery engine for the development of nucleic acid-based therapeutics for rare and orphan diseases. Further, we believe Marina Biotech is the only company in the sector that has a delivery technology in human clinical trials with differentiated classes of payloads, through licensees ProNAi Therapeutics and Mirna Therapeutics, delivering single-stranded and double-stranded nucleic acid payloads, respectively. Our novel chemistries and other delivery technologies have been validated through license agreements with Roche, Novartis, MiNA Therapeutics, Monsanto, and Tekmira. The Marina Biotech pipeline currently includes a clinical program in Familial Adenomatous Polyposis (a precancerous syndrome) and a preclinical program in myotonic dystrophy. Marina Biotech's goal is to improve human health through the development of RNAi- and oligonucleotide-based compounds and drug delivery technologies that together provide superior therapeutic options for patients. Additional information about Marina Biotech is available at www.marinabio.com.

About MiNA Therapeutics Limited

Harnessing the innate mechanism of gene activation, MiNA Therapeutics’ platform enables the development of new medicines that restore normal function to patients’ cells. MiNA is applying its technology and clinical know-how to transform the therapy landscape of severe liver diseases. MiNA expects that its initial product candidate will achieve clinical proof of concept in 2017.

Marina Biotech Forward-Looking Statements

Statements made in this news release may be forward-looking statements within the meaning of Federal Securities laws that are subject to certain risks and uncertainties and involve factors that may cause actual results to differ materially from those projected or suggested. Factors that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to: (i) the ability of Marina Biotech to obtain additional funding; (ii) the ability of Marina Biotech to attract and/or maintain manufacturing, research, development and commercialization partners; (iii) the ability of Marina Biotech and/or a partner to successfully complete product research and development, including preclinical and clinical studies and commercialization; (iv) the ability of Marina Biotech and/or a partner to obtain required governmental approvals; and (v) the ability of Marina Biotech and/or a partner to develop and commercialize products prior to, and that can compete favorably with those of, competitors. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in Marina Biotech's most recent filings with the Securities and Exchange Commission. Marina Biotech assumes no obligation to update or supplement forward-looking statements because of subsequent events.

For Marina media inquiries:

Ryan Ferrell

ryan.ferrell@hdmz.com

Desk/Mobile: (312) 506-5202

For Marina partnership inquires:

J. Michael French

President and CEO

Marina Biotech, Inc.

admin@marinabio.com

(425) 892-4322

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